EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT is entered into as of this fifth day of June, 1998 by and among WESCO International, Inc., a Delaware corporation ("Holding"), its wholly owned subsidiary WESCO Distribution, Inc., a Delaware corporation (the "Company"), and Roy W. Haley ("Executive").

                              W I T N E S S E T H :

            WHEREAS, Executive is currently employed as President and Chief Executive Officer of each of Holding and the Company;

            WHEREAS, Holding and the Company each desires to continue Executive's employment and to enter into an agreement setting forth the terms and conditions of such continued employment;

            WHEREAS, Executive desires to accept such continued employment and to enter into such an agreement;

            WHEREAS, Holding, the Company and Executive each acknowledges and agrees that, in the course of his employment with Holding and the Company, Executive has had and will continue to have a prominent role in the management of the business, and the development of the goodwill, of the Holding, Company and their respective Affiliates (as defined below) and has established and developed and will continue to establish and develop relations and contacts with the principal customers and suppliers of Holding, the Company and their respective Affiliates in the United States, Canada and Mexico and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, Holding, the Company and their respective Affiliates; and

            WHEREAS, (i) in the course of his employment with Holding and the Company, Executive has obtained and will continue to obtain confidential and proprietary information and trade secrets concerning the business and operations of Holding, the Company and their respective Affiliates in the United States, Canada and Mexico and the rest of the world that could be used to compete unfairly with Holding, the Company and their respective Affiliates; (ii) the covenants and restrictions contained in Sections 7 through 12, inclusive, are intended to protect the legitimate interests of Holding, the Company and their respective Affiliates in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and restrictions;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, Holding, the Company and Executive hereby agree as follows:

            1. Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, Holding and the Company each hereby continues the employment of Executive and Executive hereby accepts such continued employment with Holding and the Company.

            2. Term; Position and Responsibilities.

            (a) Term of Employment. Unless Executive's employment is sooner terminated pursuant to Section 6, Holding and the Company shall each employ Executive during the period commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the Commencement Date; provided, however, that on each day following the Commencement Date, the period of Executive's employment pursuant to this Agreement shall be automatically extended, upon the same terms and conditions, for an additional day unless either the Company (on its own behalf and on behalf of Holding) or Executive gives written notice (a "Non-Extension Notice") to the other of its intention not to extend such period of Executive's employment hereunder, provided, further, that delivery of a Non-Extension Notice by the Company shall not constitute a termination of Executive's employment by Holding or the Company unless such notice specifically provides for such termination of employment and the specific date thereof. The period during which Executive is employed pursuant to this Agreement, including any extension thereof in accordance with the preceding sentence, shall be referred to as the "Employment Period".

            (b) Position and Responsibilities. During the Employment Period, Executive shall serve as the President and Chief Executive Officer of each of Holding and the Company and, in addition, in such other executive capacity or capacities for Holding, the Company or any of their respective Subsidiaries (as defined below) as may be determined from time to time by or under the authority of the Board of Directors of the Company (the "Board") or the Board of Director of Holding (the "Holding Board"). During the Employment Period, Executive shall devote all of his skill, knowledge and working time (except for (i) reasonable vacation time and absence for sickness or similar disability and (ii) to the extent that it does not interfere with the performance of Executive's duties hereunder and is in compliance with Section 7 through 12, inclusive, and normal Company policies, such reasonable time as may be devoted to the fulfillment of civic responsibilities) to the conscientious performance of the duties if his positions with Holding, the Company and any of their respective Subsidiaries. Executive represents that he is entering into this Agreement voluntarily and that his employment and compliance by him with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which he is a party or by which he


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

may be bound. Holding and the Company will each use its reasonable best efforts to cause Executive to be nominated and elected to serve as a member of the Board and the Holding Board during the Employment Period.

            3. Compensation.

            (a) Base Salary. As compensation for the services to be performed by Executive during the Employment Period, the Company will pay Executive a base salary at the annual rate of $500,000. The Compensation Committee of the Holding Board (the "Compensation Committee") will review Executive's annual base salary rate from time to time during the Employment Period and, may, in its discretion, adjust such annual rate from time to time based upon the performance of Executive, the financial condition of Holding and the Company, prevailing industry salary scales and such other factors as the Compensation Committee shall consider relevant. The Company shall pay Executive his base salary in semi-monthly installments, or in such other installments as may be mutually agreed upon by the Company and Executive. The annual base salary payable to Executive under this Section 3(a), as the same may be increased from time to time and without regard to any reduction therefrom in accordance with the next sentence, shall hereinafter be referred to as the "Base Salary". The Base Salary payable under this Section 3(a) shall be reduced to the extent that Executive elects to defer such Base Salary under the terms of any deferred compensation, savings plan or other voluntary deferral arrangement that may be maintained or established by the Company.

            (b) Incentive Compensation. During the Employment Period, Executive shall be entitled to participate at a level commensurate with his positions and duties with Holding and the Company in the Company's annual incentive compensation program for executive officers (the "Annual Incentive Plan") in accordance with the generally applicable terms thereof as in effect from time to time. Executive shall be entitled to an annual cash bonus under the Annual Incentive Plan for each fiscal year of the Company ending during the Employment Period equal to a percentage of his Base Salary, not to exceed 200%, if the Compensation Committee determines that the Company and Executive have achieved the financial and other performance objectives established by the Compensation Committee for such fiscal year. Notwithstanding the foregoing, in the event of a Change in Control (as defined below), Executive shall be entitled to a minimum annual cash bonus equal to 50% of his then current Base Salary for each fiscal year of the Company ending thereafter during the Employment Period.

            4. Benefits.

            (a) General. During the Employment Period, Executive shall be entitled to participate in all of the Company's profit


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

sharing, pension, savings, deferred compensation, supplemental savings, life, medical, dental and disability insurance plans, as the same may be amended and in effect from time to time, applicable to its senior executives, provided that Executive shall not be entitled to participate in any severance plan of the Company or otherwise receive any severance benefits under any other type of plan.

            (b) Vacation. During the Employment Period, Executive shall be entitled to four weeks of paid vacation annually.

            (c) Certain Club Dues. The Company shall reimburse Executive for the annual dues paid by him for membership in one local country club selected by Executive.

            5. Expenses. The Company shall reimburse Executive for reasonable travel, lodging and meal expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense.

            6. Termination of Employment.

            (a) Termination Due to Death or Disability. Executive's employment with Holding and the Company shall automatically terminate upon his death or Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental disability or infirmity that prevents the performance by Executive of his duties hereunder lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The reasoned and good faith judgment of the Board as to Disability shall be final and binding and shall be based on such competent medical evidence as shall be presented to it by Executive or by any physician or group of physicians or other competent medical experts employed by Executive or the Company to advise the Board.

            (b) Termination by the Company for Cause. Executive's employment with Holding and the Company may be terminated during the Employment Period by Holding and the Company for "Cause". "Cause" shall mean (i) the willful failure of Executive substantially to perform his duties hereunder (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to Executive by the Board, which notice identifies the manner in which the Board believes that Executive has not substantially performed his duties hereunder, (ii) Executive's engaging in willful serious misconduct that is materially injurious to Holding, the Company or any of their respective Affiliates, (iii) Executive's conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony, (iv) the material or willful breach by Executive of any written covenant or agreement with Holding, the Company or any of their respective Affiliates (x) not to disclose any information pertaining to Holding, the Company or any of


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

their respective Affiliates, (y) not to compete or interfere with Holding, the Company or any of their respective Affiliates, including without limitation a breach of any of the covenants set forth in any of Sections 7, 8, 9, 10, 11 or 12 hereof, or (z) relating to any shares of capital stock of Holding or options in respect of any such stock owned or controlled by Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) 60 days notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, during which 60 day period the Executive may, if possible, cure or remedy the action or omission giving rise to Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors of the Company and (3) delivery to the Executive of a Notice of Termination, as defined in subsection (e) hereof, from the Board of Directors finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth in this paragraph (b), and specifying the particulars thereof in detail.

            (c) Termination Without Cause. A termination "Without Cause" shall mean a termination during the Employment Period of Executive's employment with the Company and Holding by the Company and Holding other than any such termination due to death or Disability as described in Section 6(a) or for Cause as described in Section 6(b).

            (d) Termination by Executive. During the Employment Period, Executive may terminate his employment with the Company and Holding for "Good Reason". "Good Reason" shall mean a termination of Executive's employment with Holding and the Company by Executive during the Employment Period and within 30 days following (i) any assignment to Executive of any duties that are significantly different from, and result in a substantial diminution of, Executive's duties as of the Commencement Date, (ii) delivery by the Company of a Non-Extension Notice, (iii) the failure of Holding or the Company, whichever is applicable, to obtain the assumption of this Agreement by a Successor (as defined below) as contemplated by Section 13, (iv) the removal of Executive from, or the failure to reelect or redesignate Executive to, the positions of President and Chief Executive Officer of Holding and the Company or the failure by Holding or the Company to use its reasonable best efforts to cause Executive to be nominated and elected to serve as a member of the Board or the Holding Board, (v) a reduction in the rate of Executive's Base Salary or (vi) a material reduction in the aggregate level of employee benefits provided to Executive pursuant to Section 4(a) hereof, provided that, (x) within 30 days following the occurrence of any such event, Executive shall have delivered


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

written notice to the Board of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to Executive's right to terminate his employment for Good Reason, and Holding or the Company, whichever is applicable, shall not have cured such circumstance to the reasonable satisfaction of Executive, (y) the occurrence of any such event in connection with a termination of Executive's employment for Cause as provided in Section 6(b) or due to Executive's death or Disability as provided in Section 6(a) shall not constitute an event permitting Executive to terminate his employment for Good Reason and (z) the events described in clauses (v) and (vi) shall constitute an event permitting Executive to terminate his employment for Good Reason only if such event occurs following a Change in Control.

            (e) Notice of Termination. Any termination of Executive's employment by the Company and Holding pursuant to Section 6(a) (in the case of Disability), 6(b) or 6(c), or by Executive pursuant to Section 6(d), shall be communicated by a written "Notice of Termination" addressed to Executive, in the case of any such termination by Holding and the Company, or to Holding and the Company, in the case of any such termination by Executive. A "Notice of Termination" shall mean a notice stating that Executive's employment hereunder has been or will be terminated, indicating the specific termination provisions of Section 6 of this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.

            (f) Payments Upon Certain Terminations.

            (i) Termination Without Cause or for Good Reason. In the event of a termination during the Employment Period of Executive's employment with Holding and the Company as a result of (A) Executive's death, (B) Executive's Disability, (C) a termination by the Company and Holding Without Cause or (D) a termination by Executive for Good Reason (any such termination, a "Qualifying Termination"), the Company shall pay to Executive (or in the case of his death, to his spouse) his full Base Salary through the Date of Termination (as defined below) and an amount equal to the pro rata amount of annual incentive compensation for the portion of the fiscal year preceding the Date of Termination that would have been payable to Executive pursuant to Section 3(b) if he had remained employed for the entire fiscal year, determined on the basis of the actual performance achieved by the Company and Executive through the Date of Termination and the performance objectives established for such fiscal year, pro rated to reflect the calculation of such annual incentive compensation for the portion of the fiscal year preceding the Date of Termination. In addition, in the event of a Qualifying Termination, (x) all options to purchase shares of the Class A Common Stock of Holding (the


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

      "Options") granted to Executive on or after the Commencement Date shall become fully vested as of the Date of Termination and shall remain exercisable until the eighteen month anniversary of the Date of Termination in accordance with the terms set forth in the management stock option agreements evidencing each such Option and (y) the Company shall pay or, in the case of the Continued Benefits (as defined below), provide to Executive (or, following his death, to Executive's designated beneficiary or beneficiaries), as liquidated damages,

            (A) his Average Base Salary (as defined below), which shall be payable in installments on the Company's regular payroll dates, for the period beginning on the Date of Termination and ending (I) in the case of a termination due to Executive's death or Disability, on the second anniversary of the Date of Termination or (II) in the case of a termination by the Company and Holding Without Cause or by Executive with Good Reason, on the third anniversary of the Date of Termination (the applicable period, the "Severance Period") and

            (B) on the last day of each calendar month included in the Severance Period, an amount equal to one-twelfth of the Average Annual Bonus (as defined below); and

            (C) continued coverage for Executive and his eligible dependents under the Company's medical and life insurance plans referred to in
            Section 4(a) (the "Continued Benefits") during the period commencing on the Date of Termination and ending on the second anniversary of the Date of Termination, subject to timely payment by Executive of all premiums, contributions and other co-payments required to be paid by senior executives of the Company under the terms of such plans as in effect from time to time;

            provided that the Company may, at any time, pay to Executive, in a single lump sum and in satisfaction of the Company's obligations under clauses (A) and (B) of this Section 6(f)(i), an amount equal to the present value (as determined by the Company using a discount rate equal to the then prevailing applicable federal short-term rate under section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), of the sum of the installments of the Average Base Salary and Average Annual Bonus then remaining to be paid to Executive pursuant to clauses (A) and (B) above and, provided further, that in the event of a Qualifying Termination due to Executive's death or Disability, each installment of Average Base Salary shall be reduced by the amount, if any, payable as salary continuation or other similar compensation replacement


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

            pursuant to any disability or death benefit plan of the Company.

            Executive shall not have a duty to mitigate the costs to the Company under this Section 6(f)(i), except that the Continued Benefits shall be reduced or canceled if comparable medical benefit coverage is provided or offered to Executive by any subsequent employer or other Person for which Executive performs services, including but not limited to consulting services, at any time after the Date of Termination.

            The term "Average Annual Bonus" means the average of the annual bonuses paid to Executive pursuant to the Annual Incentive Plan for each of the two fiscal years of the Company ending immediately prior to the Date of Termination and the term "Average Base Salary" means the average of the annual base salary rate of Executive in effect immediately prior to the Date of Termination and as of the last day of the fiscal year of the Company ending immediately prior to the Date of Termination; provided that if Executive's employment is terminated by Executive following a Change in Control pursuant to clause (v) of the definition of Good Reason, Executive's annual base salary rate in effect immediately prior to any reduction thereof shall be substituted for Executive's annual base salary rate in effect immediately prior to the Date of Termination in calculating the Average Base Salary.

            (ii) Qualifying Termination Following a Change in Control. In the event of a termination of Executive's employment with Holding and the Company by the Company Without Cause or by Executive for Good Reason at any time during the Employment Period and during the two year period following a Change in Control, in addition to the compensation and benefits described in (f)(i) above, (x) Executive shall be entitled to Continued Benefits during the entire Severance Period and (y) Executive shall be granted three additional years of service credit for vesting and benefit accrual purposes under the Company's non-qualified pension plans.

            For purposes of this Agreement, the term "Change in Control" shall mean any of the following occuring on or after the Commencement Date:

            (W) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Holding, the Company, any of their respective Subsidiaries, any employee benefit plan of Holding, the Company or any such Subsidiary, or Cypress Merchant Banking Partners, L.P. ("Cypress") or its affiliates, of 50% or more of the combined voting power of


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

      Holding's or the Company's then outstanding voting securities;

            (X) the merger or consolidation of Holding or the Company, as a result of which persons who were stockholders of Holding or the Company, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

            (Y) the liquidation or dissolution of Holding or the Company, other than any such liquidation of Holding or the Company into the other; and

            (Z) the sale, transfer or other disposition of all or substantially all of the assets of Holding or the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of Holding, the Company or Cypress.

The June 5, 1998 recapitalization (the "Recapitalization") of the Company, pursuant to the Recapitalization Agreement among Thor Acquisitions L.L.C., CDW Holding Corporation and certain Securityholders of CDW Holding Corporation, dated as of March 27, 1998 shall be deemed to result in a Change in Control.

            (iii) Termination for Cause or by Executive without Good Reason. In the event of a termination of Executive's employment with Holding and the Company during the Employment Period as a result of a termination by the Company for Cause or a termination by Executive without Good Reason, the Company shall pay Executive his full Base Salary through the Date of Termination and Executive shall not be entitled to the payment of, or to be provided, any severance or termination compensation or benefits.

            (iv) Accrued Benefits Under Company Plans. Except as specifically set forth in this Section 6(f), Executive shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of the Company in which Executive was a participant during his employment with the Company or Holding in accordance with the terms thereof, provided that Executive shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any bonus or incentive compensation or severance compensation or benefits (and the provisions of this Section 6(f) shall supersede the provisions of any such plan, policy, program or practice).

            (g) Date of Termination. As used in this Agreement, the term "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death,


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(ii) if Executive's employment is terminated by the Company for Cause, the date on which Notice of Termination is given as contemplated by Section 6(e) or, if later, the date of termination specified in such Notice, and (iii) if Executive's employment is terminated by the Company Without Cause, due to Executive's Disability or by Executive for any reason, the date that is 30 days after the date on which Notice of Termination is given as contemplated by
Section 6(e) or, if no such Notice is given, 30 days after the date of termination of employment.

            (h) Resignation upon Termination. Effective as of any Date of Termination under this Section 6 or otherwise as of the date of Executive's termination of employment with the Company, Executive shall resign, in writing, from all Board memberships and other positions then held by him with Holding, the Company and their respective Affiliates.

            (i) Certain Additional Payments by the Company.

            (i) Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. All determinations required to be made under this Section, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by the Company in its sole discretion.


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

            (ii) The Executive will notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay such claim prior to the earlier of (y) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (z) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive will:

            (a) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

            (b) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

            (c) cooperate with the Company in good faith in order effectively to contest such claim; and

            (d) permit the Company to participate in any proceedings relating to such claim.

Without limiting the foregoing provisions of this Section 6(i), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 6(i) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine.

            7. Unauthorized Disclosure. During the period of Executive's employment with Holding or the Company and the ten year period following any termination of such employment, without the prior written consent of the Holding Board or its authorized representative, except to the extent required by an order of


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

a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Holding Board prior to responding to any such order or subpoena, and except as required in the performance of his duties hereunder, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, distribution plans, sales plans, management organization information (including but not limited to data and other information relating to members of the Holding Board, the Board or the Board of Directors of any of Holding's or the Company's Affiliates or to management of Holding, the Company or any of their respective Affiliates), operating policies or manuals, business or strategic plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to Holding, the Company or any of their respective Affiliates or (b) that Holding, the Company or any of their respective Affiliates may receive belonging to suppliers, customers or others who do business with the Holding, the Company or any of their respective Affiliates (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Executive's breach of this Section
7).

            8. Non-Competition. During the period of Executive's employment with Holding or the Company and, following any termination thereof, the period ending on (i) in the case of a Qualifying Termination, the date the Severance Period expires or (ii) in the event of any other termination of Executive's employment, the second anniversary of the Date of Termination (such applicable periods, collectively, the "Restriction Period"), Executive shall not, directly or indirectly, become employed in an executive capacity by, engage in business with, serve as an agent or consultant to, or become a partner, member, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of, any Person that competes, anywhere in the United States, Canada or Mexico, with any part of the business of Holding, the Company or any of their respective Subsidiaries. For purposes of this
Section 8, the phrase employment "in an executive capacity" shall mean employment in any position in connection with which Executive has or reasonably would be viewed as having powers and authorities with respect to any other Person or any part of the business thereof that are substantially similar, with respect thereto, to the powers and authorities assigned to the President or Chief Executive Officer or any other executive officer of Holding or the Company in the By-Laws of Holding or the Company as in effect on the date hereof, a copy of the relevant portions of which has been delivered to Executive on or before the date hereof, and which Executive hereby confirms that he has reviewed.


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

            9. Non-Solicitation of Employees. During the Restriction Period, Executive shall not, directly or indirectly, for his own account or for the account of any other Person anywhere in the United States, Canada or Mexico, (i) solicit for employment, employ or otherwise interfere with the relationship of Holding, the Company or any of their respective Affiliates with any natural person throughout the United States, Canada or Mexico who is or was employed by or otherwise engaged to perform services for Holding, the Company or any of their respective Affiliates during the six-month period preceding such solicitation, employment or interference, other than any such solicitation or employment on behalf of Holding, the Company or any of their respective Affiliates during Executive's employment with Holding and the Company, or (ii) induce any employee of Holding, the Company or any of their respective Affiliates who is a member of management to engage in any activity which Executive is prohibited from engaging in under any of Sections 7, 8, 9 or 10 or to terminate his employment with Holding, the Company or any of their respective Affiliates.

            10. Non-Solicitation of Customers. During the Restriction Period, Executive shall not, directly or indirectly, for his own account or for the account of any other Person anywhere in the United States, Canada or Mexico, solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of Holding, the Company or any of their respective Affiliates with any Person throughout the United States, Canada or Mexico which is or was a customer, client or distributor of Holding, the Company or any of their respective Affiliates during the twelve-month period preceding the Date of Termination, other than any such solicitation on behalf of Holding, the Company or any of their respective Affiliates during Executive's employment with Holding and the Company.

            11. Return of Documents. In the event of the termination of Executive's employment for any reason, Executive shall deliver to the Company all of (a) the property of each of Holding, the Company or any of their respective Affiliates and (b) the non-personal documents and data of any nature and in whatever medium of each of Holding, the Company or any of their respective Affiliates, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

            12. Injunctive Relief with Respect to Covenants; Forum, Venue and Jurisdiction. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in Sections 7, 8, 9, 10, 11 and 12 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause Holding and the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that Holding and the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Holding or the Company may have. Holding, the Company and Executive each hereby irrevocably submits to the exclusive jurisdiction of the courts of Pennsylvania and the Federal courts of the United States of America, in each case located in Pittsburgh, Pennsylvania, in respect of the injunctive remedies set forth in this Section 12 and the interpretation and enforcement of Sections 7, 8, 9, 10, 11 and 12 insofar as such interpretation and enforcement relate to any request or application for injunctive relief in accordance with the provisions of this Section 12, and the parties hereto hereby irrevocably agree that (a) the sole and exclusive appropriate venue for any suit or proceeding relating solely to such injunctive relief shall be in such a court, (b) all claims with respect to any request or application for such injunctive relief shall be heard and determined exclusively in such a court, (c) any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to any request or application for such injunctive relief, and (d) each hereby waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to an application for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this
Section 12.

            Notwithstanding any other provision hereof, the Company's obligations to pay Executive any amount pursuant to Section 6(f) is subject to Executive's compliance with his obligations under Sections 7, 8, 9, 10, 11 and 12.

            13. Assumption of Agreement. Holding or the Company will require any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Holding or the Company, whichever is applicable, would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Holding" or "Company" shall mean Holding or the Company, as the case may be, as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            14. Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Executive by any other person or entity) are merged herein and superseded hereby.

            15. Indemnification. The Company agrees that it shall indemnify and hold harmless Executive to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses including without limitation all costs and expenses incurred in defense of litigation, including attorneys' fees, arising out of the employment of Executive hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of Executive.

            16. Miscellaneous.

            (a) Binding Effect. This Agreement shall be binding on and inure to the benefit of each of Holding and the Company and their respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives.

            (b) Arbitration. Any dispute or controversy arising under or in connection with this Agreement (except in connection with any request or application for injunctive relief in accordance with Section 12) shall be resolved by binding arbitration. The arbitration shall be held in Pittsburgh, Pennsylvania and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and Executive. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by the Company, one appointed by Executive, and the third appointed by the other two arbitrators. All expenses of arbitration shall be borne by the party who incurs the expense, or, in the case of joint expenses, by both parties in equal portions.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without reference to principles of conflict of laws.

            (d) Taxes. Holding or the Company may withhold from any payments made under this Agreement all federal, state, city or other applicable taxes as shall be required pursuant to any law, governmental regulation or ruling.

            (e) Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board and the Holding Board or a person authorized thereby and is agreed to in writing by Executive and such officer as may be specifically designated by the applicable Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

            (f) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

            (g) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            (A)   if to the Company or Holding, to it at:

                  WESCO Distribution, Inc.
                  One Riverfront Center
                  Pittsburgh, Pennsylvania 15222
                  Attention: Chairman

            (B) if to Executive, to him at the address listed on the signature page hereof.

Copies of any notices or other communications given under this Agreement shall also be given to:

                  The Cypress Group
                  65 East 56th Street, 19th Floor
                  New York, New York 10022
                  Attention: Mr. Anthony D. Tutrone
                              and

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention: Alvin H. Brown, Esq.

            (h) Survival. Sections 7 through 16, inclusive, and, if Executive's employment terminates in a manner giving rise to a payment under Section 6(f),
Section 6(f), shall survive the termination of the employment of Executive hereunder.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            (j) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

            (k) Certain Definitions.

            (k) Certain Definitions.

            "Affiliate": with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

            "Control": with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

            "Person": any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

            "Subsidiary": with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

            "Successor": of a Person means a Person that succeeds to the first Person's assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

            IN WITNESS WHEREOF, Holding and the Company have each duly executed this Agreement by its authorized representative and Executive has hereunto set his hand, in each case effective as of the date first above written.

                                    WESCO INTERNATIONAL, INC.


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

                                    WESCO DISTRIBUTION, INC.


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

                                    Executive:


                                    ----------------------------------
                                    Roy W. Haley

                                    Address:

                                    ----------------------------------
                                    ----------------------------------
                                    ----------------------------------


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